UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2020

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On February 13, 2020, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors, Immunomedics, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Itri Agreement”) with Dr. Loretta Itri, pursuant to which Dr. Itri will serve as the Company’s Chief Medical Officer.

Dr. Itri, age 70, was most recently the Executive Vice President of Global Health Sciences & Regulatory Affairs at The Medicines Company since January 2013, where she oversaw the development and regulatory approval of a variety of products, including the early development of inclisiran, and other cardiovascular drugs and antibiotics. Prior to that, Dr. Itri was President of Pharmaceutical Development and Chief Medical Officer at Genta, Inc. from 2001 to 2012. Dr. Itri received a B.S. from Long Island University, her M.D. from New York Medical College and completed her medical residency at SUNY-Stony Brook and her fellowship in medical oncology at Memorial Sloan-Kettering Cancer Center.

Dr. Itri’s appointment as Chief Medical Officer is effective as of February 13, 2020 (the “Itri Effective Date”). The initial term of the Itri Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Itri Agreement. Dr. Itri will receive an annual base salary of $500,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a target of 45% of Dr. Itri’s base salary for each applicable fiscal year. Dr. Itri is entitled receive a sign-on cash bonus of $50,000, payable as soon as practicable after the Itri Effective Date.

On the Itri Effective Date, Dr. Itri was granted an incentive stock option (the “ISO Agreement”) to purchase 130,000 shares of the Company’s common stock. Such option has a se1ven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Itri Effective Date and is subject to the terms of the Itri ISO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Itri Effective Date, and an additional 1/16th of the total number of shares underlying the option on the corresponding day of each quarter thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Itri Effective Date, in each case subject to Itri’s continued employment on each such vesting date.

In the event Dr. Itri is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Itri Agreement), Dr. Itri will receive, provided that Dr. Itri executes within twenty-one (21) days of her termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Dr. Itri’s employment by the Company and her termination thereof, severance consisting of: (i) two (2) months of her then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) her annual target cash bonus prorated based on the number of days actually worked in the fiscal year of her termination and subject to the satisfaction of applicable performance conditions as reasonably determined by the Company, and (iii) continued health coverage for a period of between six (6) and twelve (12) months,  among other benefits and in each case subject to the terms and conditions of the Itri Agreement.

In the event Dr. Itri is terminated without Cause or resigns for Good Reason within six (6) months prior to, or within one (1) year after a Change of Control, Dr. Itri will receive, provided that Dr. Itri executes within twenty-one (21) days (or forty-five (45) days as required by law) of her termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Dr. Itri’s employment by the Company and her termination thereof, severance consisting of: (i) four (4) months of her then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) her annual target cash bonus for the year in which she was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the ISO Agreement described above, among other benefits and subject to the terms and conditions of the Itri Agreement.

Dr. Itri does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Prior to her appointment as Chief Medical Officer of the Company, the Company paid Dr. Itri consulting fees of approximately $424,000 and $104,000 in 2019 and 2020, respectively, for services Dt. Itri performed as a consultant for the Company pursuant to a consulting agreement by and between Dr. Itri and the Company (the “Consulting Agreement”).  In addition, as consideration for consulting services provided in 2019, the Company also granted Dr. Itri stock options to purchase an aggregate of 20,000 shares and 50,000 shares of the Company’s common stock, at exercises prices of $12.48 and $14.35 per share, respectively, which vest in accordance with the terms and conditions of the Consulting Agreement. Except as described above, Dr. Itri has not engaged in any other transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  There are no arrangements or understandings between Dr. Itri and any other person(s) pursuant to which Dr. Itri was appointed as the Company’s Chief Medical Officer.

The Company expects to file the Itri Agreement and the ISO Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020. The foregoing descriptions are qualified in their entirety by reference to the complete text of the Itri Agreement and the ISO Agreement, when filed.

Item 8.01.	Other Events

On February 14, 2020, the Company issued a press release announcing Dr. Itri’s appointment as the Company’s Chief Medical Officer. The full text of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Immunomedics, Inc., dated February 14, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer